DOW JONES & COMPANY, INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement and Release of Claims (this "Agreement") is made as of the 28th day of February, 2006, by and between DOW JONES & COMPANY, INC., a Delaware corporation (the "Company"), and Karen Elliott House (the "Executive"), pursuant to the Company's Separation Plan for Senior Management (the "Plan");

W I T N E S S E T H:

THAT WHEREAS, the Plan (a copy of which is attached hereto as Exhibit "A" and, by this reference, is incorporated herein in its entirety) provides certain benefits to executive employees of the Company in salary grades 1 through 9 whose employment with the Company is to be terminated under certain circumstances (each, an "Eligible Executive");

WHEREAS, the Executive is an Eligible Executive;

WHEREAS, a duly executed and validly rendered notice of intent (the "Notice of Intent") was delivered by the Company or the Executive, as the case may be, to the other party pursuant to Section 2 of the Plan on February 7, 2006 (the "Notice Date"); and

WHEREAS, the Plan requires, as a condition to the Executive's receipt of the payments and other benefits provided for under the Plan, that the Company and the Executive enter into this Agreement as promptly as possible after the delivery of the Notice of Intent;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and obligations set forth herein and in the Plan, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.

Benefits Period.

The Company and the Executive acknowledge and agree that the Executive was an executive employee of the Company in salary grade 4, and that the Executive is entitled to receive payments and other benefits (as provided for under and subject to the terms and conditions of the Plan and this Agreement) for the 24 month period beginning the first day of the first calendar month following the Notice Date (the "Benefits Period").

2.

Separation Payments and Benefits.

Subject to the Executive's compliance with all of her obligations under this Agreement and the Plan, and in consideration of the Executive, among other things, agreeing to maintain confidential information and not to compete with the Company during the Benefits Period as provided in Sections 6 and 7 below and executing the waivers and releases as set forth in Section 9 below, the Company shall provide the Executive with the payments and other benefits provided for under the terms and conditions of the Plan, including, but not limited to, the payments of salary and target bonus during the Benefits Period as provided in Section 8 of the Plan; the continuation of the Executive's participation in the Company's employee benefits plans and programs during the Benefits Period as provided in Section 9 of the Plan or the provision of substantially equivalent benefits as provided in Section 14(f) of the Plan; the provisions relating to stock options and contingent stock rights as provided in Section 10 of the Plan; the entitlement to financial counseling and outplacement services as provided in Section 11 of the Plan; and the provisions regarding qualification for retirement as provided in Section 12 of the Plan.  The Company hereby advises the Executive that for purposes of Section 11 of the Plan, the maximum cost of the financial counseling services for which the Company will pay is $10,000.  Notwithstanding the foregoing, in light of the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), any payment of salary and target bonus that would otherwise occur on or before September 1, 2006 under Section 8 of the Plan shall be deferred and not paid until September 14, 2006, at which time they shall be paid along with interest from the date each such payment would otherwise have been made at the annualized rate of 7.0%.  Further, any amounts that it is determined cannot be contributed to the Company's Money Purchase Plan or 401(k) Plan, but that would be so contributed were Executive an employee in active service, will be allocated as additional amounts under the portion of the Company's Deferred Compensation Plan supplementing the Money Purchase Plan and 401(k) Plan, and paid pursuant to that plan's terms; provided, further that any amounts allocated under the Company's Deferred Compensation Plan after the date that such amounts would be payable under that Plan will be payable within 30 days after the date of such allocation, or, if later, September 14, 2006.

3.

Exclusive Separation Payments and Benefits.

The Executive and the Company acknowledge and agree that the Plan and this Agreement are intended to be the exclusive separation plan or arrangement between the Company and the Executive.  Accordingly, unless otherwise agreed to in a writing signed by the Executive and the Company, the Executive and the Company agree that the Executive shall not be entitled to any remuneration, payments or other benefits under the Company's Severance Pay Plan or any other similar severance or separation plan or arrangement of the Company (other than the payments and other benefits provided to the Executive pursuant to the Plan and this Agreement).  The payments and other benefits provided by the Plan and this Agreement include any severance or termination benefits that may be required by applicable law.

4.

Death or Disability during Benefits Period.

As additional consideration for the Executive, among other things, agreeing to maintain confidential information and not to compete with the Company during the Benefits Period as provided in Sections 6 and 7 below and executing the waivers and releases as set forth in Section 9 below, if the Executive dies or becomes disabled, the Company agrees to continue to make the payments of salary and target bonus as provided in Section 8 of the Plan to the Executive for the balance of the Benefits Period (in the case of a disability), or to the Executive's estate or designated beneficiary for the balance of the Benefits Period (in the case of death).  The Executive may file with the Company a written designation of a beneficiary or beneficiaries hereunder (the "Beneficiary") and may from time to time revoke or change any such designation.  Any designation of Beneficiary shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Company shall be in doubt as to the entitlement of any such Beneficiary to any rights hereunder, the Company may determine to recognize only the legal representative of the Executive.

5.

Section 409A

(a)  It is the intention of the parties that this Agreement and all distributions made and all benefits and rights granted or confirmed to the Executive hereunder or otherwise, and the terms of the governing documents supporting such distributions, benefits and rights, shall comply with Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations and other guidance promulgated thereunder ("Section 409A").  Notwithstanding anything herein to the contrary, except as specified above and in the next sentence hereof, in Section 5(b) hereof or as the parties may otherwise agree in writing (it being understood that it is intended that any such other agreement comply with the requirements of Section 409A), the Executive shall not be entitled to require the Company to, and the Company shall not, provide any distribution or benefit hereunder or under any other agreement with or plan or program maintained by the Company (collectively, the “Other Arrangements”) prior to the earliest date on which distributions or benefits of the type in question may be made to "specified employees" pursuant to Section 409A without incurring a penalty tax under Section 409A (the "Specified Employee Restriction"), provided, however, for the sake of clarification and without limiting the intent of the foregoing, the Company and the Executive agree that it is the intention of the parties that the Executive will receive all benefits and distributions under this Agreement and the Other Arrangements without any delay or deferral if the provision of such benefit or distribution would not be subject to the Specified Employee Restriction.  In order more effectively to ensure compliance with Section 409A and consistent with the intention of the parties with respect to the benefits and compensation to be provided to the Executive hereunder and under the Other Arrangements, the Company and the Executive shall consult with one another in good faith and shall (i) agree upon the timing of any distribution to be made pursuant to, and the provision of any benefits or rights granted or confirmed by, this Agreement and the Other Arrangements, and (ii) agree upon the terms, language and form of any amendment to any agreement between the Executive and the Company and any election by the Executive required or desirable to comply with Section 409A, and the Company shall have no liability for violation of the requirements set forth in the immediately preceding sentence with respect to any agreement made pursuant to (i) or (ii) above or for any actions, distributions, provision of benefits or rights granted or confirmed thereunder.  In addition, the Company shall use reasonable good faith efforts and consult in good faith with the Executive with respect to such issues as it or the Executive deems appropriate, and consult with tax and compensation specialists reasonably satisfactory to the Executive to amend in a timely manner any plan, program, agreement or arrangement maintained by the Company or any of its subsidiaries or affiliates in which the Executive is a participant to the extent required for compliance with Section 409A.  The Executive understands and acknowledges that in no event shall the Company be required to amend any agreement, plan, program or arrangement to the extent that such amendment would increase with respect to the Executive the Company's cost of the benefits to be provided under such agreement, plan, program or arrangement.

(b)

Consistent with the above, the Company and the Executive agree that:

(i)

Any amounts payable under Section 11 of the Plan with respect to financial counseling services that would otherwise be paid to the Executive during the period March 1, 2006 through August 31, 2006 shall instead be paid to the Executive in a single lump sum payment on September 14, 2006.

(ii)

In the event that the Company's provision of continued life, health or other insurance coverage in accordance with the Plan results during the Benefits Period in a greater amount of taxable compensation to the Executive than the amount of taxable compensation attributable to the provision of such coverage that would have resulted had the Executive not become eligible for benefits under the Plan, the Company agrees, in accordance with Section 14(f) of the Plan, to reimburse the Executive for all taxes paid by the Executive with respect to such additional amount of compensation and with respect to all taxes paid on the reimbursement of such taxes; provided, however, any such reimbursement that is attributable to the period March 1, 2006 through August 31, 2006 shall be paid to the Executive in a single lump sum payment on September 14, 2006.

(iii)

With respect to the portion of the Company's continuation of life insurance coverage that would otherwise be taxable to the Executive and that is attributable to the period March 1, 2006 through August 31, 2006, the cost of such coverage shall be paid in full by the Executive so that no taxable compensation shall be recognized by the Executive with respect to such coverage for such period, provided that the Company shall reimburse the Executive for all costs paid by the Executive for such coverage in a single lump sum payment on September 14, 2006.

6.

Confidential Information.

(a)

Except as otherwise permitted by Section 6(b) below, the Executive shall not, at any time or for any reason, (i) disclose, publish, communicate or divulge any Confidential Information to any person, corporation or entity, or (ii) otherwise exploit, sell or use any

Confidential Information in any manner whatsoever.  For the purposes of this Agreement, "Confidential Information" shall mean any and all trade secrets, confidential information, knowledge or data regarding the Company or any of its affiliates, officers, directors or employees, (I) where such trade secrets, information, knowledge or data is not generally known in the newspaper publishing or information services industries and which is reasonably considered confidential by the Company or its affiliates and (II) where such information refers or relates in any manner whatsoever to the business activities, processes, services, publications, or products of the Company or its affiliates.  Such information (whether in printed or electronic form) includes, but is not limited to:  business and development plans and strategies (whether contemplated, initiated or completed); business contacts; methods of operation; policies; customer and prospective customer lists; employee lists; business forecasts; financial, marketing and operating data and records; databases; advertising and marketing methods; training materials; performance reviews; project assessments; contracts or agreements with customers or vendors; statements, reports, strategic information and other information distributed to management; information relating to costs, revenues, profits, losses, assets and/or liabilities; any information concerning any publication, product, technology, procedure or service currently offered or under development by the Company; and any other similar information.

(b)

In the event the Executive shall be requested, by subpoena or otherwise, in a judicial, administrative or government proceeding to make disclosures of Confidential Information which are otherwise prohibited by this Agreement (whether by way of oral questions, interrogatories, requests for information or documents, subpoenas or similar process), the Executive shall notify the Company in writing of such request (and shall provide a copy of such request to the Company) within forty-eight (48) hours of the Executive's receipt thereof and before providing any information in response to such request.  The Company shall, at its sole expense, provide counsel  reasonably acceptable to the Executive to represent the Executive in connection with responding to any such subpoena or request for information, and if the Executive's personal counsel is advised by Company counsel not to respond to such request or to seek to quash such subpoena, the Executive will cooperate in doing so, provided, however, that the Executive shall not be under any obligation to take such action if the Executive's personal counsel advises the Executive that, in doing so, the Executive would possibly be subject to sanctions, fines, incarceration or other penalties.  The Company shall indemnify the Executive for any legal expense or other costs or liabilities that may result from the Executive's efforts to comply with the foregoing.

(c)

The Executive shall return to the Company promptly upon request of the Company at any time during the Benefits Period all of the Company's or its affiliates' property and Confidential Information which is in tangible form (including, but not limited to, all correspondence, memoranda, files, manuals, books, lists, records, equipment, computer disks, magnetic tape, and electronic or other media and equipment) and all copies thereof in the Executive's possession, custody or control.

7.

Covenant Not to Compete.

(a)

Without the written consent of the Company, which may be given or withheld in its sole and absolute discretion, the Executive shall not, directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, capital investor, lender, employee, agent, or in any other capacity (other than as a holder of no more than one percent

(1%) of the outstanding stock of a publicly-traded corporation), for the duration of the Benefits Period, engage in the Company Business, or work for or provide services to any Competitor of the Company or its affiliates; provided, however, that nothing contained in this Section 7 shall be deemed to prohibit the Executive from (i) writing books on the subjects of politics, the foreign policies of the United States or international affairs generally or from making television appearances to discuss such subjects during the Benefits Period, (ii) writing articles for or accepting employment with Foreign Affairs or any other publication primarily focused on foreign policy during the Benefits Period or (iii) subject to a right of first refusal in favor of the Company, writing occasional articles on the subjects of politics, the foreign policies of the United States or international affairs generally which appear in newspapers, magazines, internet publications or services or other similar media (each, a "Publication") (other than The Financial Times, The New York Times, The Los Angeles Times, USA Today, Business Week, Forbes, Fortune, Bloomberg, Yahoo, MSN, Google, Reuters or any New Specified Publication (as defined below) (collectively, the "Competitive Publications")) during the Benefits Period.  Prior to submitting any article described in clause (iii) above to any other Publication during the Benefits Period, the Executive shall first deliver a copy to the Company (together with a good faith estimate of the amount of reimbursable out-of-pocket expenses incurred in connection with the writing of such article) and the Company shall have a period of seventy two (72) hours following such delivery to notify the Executive of its desire to publish the article.  If the Company notifies the Executive of its desire to publish the article within such period, it shall publish the article and the Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in connection with the writing of such article in accordance with the Company's customary practices.  If the Company notifies the Executive of its election not to publish the article or fails to respond to the submission of the article, in either case within such period, the Executive shall be entitled to publish the article in any other Publication other than a Competitive Publication.  For the purposes of this Agreement,  the term "Company Business" shall mean the newspaper publishing, information services, and any other business engaged in, or proposed to be engaged in, by the Company or its affiliates as of the Notice Date; the term "Competitor" shall mean any natural person, corporation, firm, organization, trust, partnership, association, joint venture, governmental agency or other entity that engages, or proposes to engage, in Company Business; and the term "New Specified Publication" shall mean a newspaper, magazine, internet publication or service or other similar media which has a primary focus on business, general interest stories and/or general news and, in the case of a magazine or a newspaper, has a national distribution.

(b)

During the Benefits Period, the Executive shall not directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any employee of the Company or its affiliates to leave the employ of the Company or its affiliates or to accept employment with another employer besides the Company or its affiliates as an employee or as an independent contractor.

(c)

The Executive agrees that the restrictions imposed upon her by the provisions of this Section 7 are fair and reasonable considering the nature of the Company Business, and are reasonably required for the protection of the Company.  The Executive further agrees that the provisions of Section 7(a) relating to areas of restriction and time periods of restriction are acceptable to the Executive.  Nevertheless, to the extent that these restrictions exceed the maximum areas of restriction, limitations or periods of time which a court of competent jurisdiction would enforce, the areas of restriction, limitations or time periods shall be modified by such court to be the maximum areas of restriction, limitations or time periods which such court would enforce.  If any other part of this Section 7 is held to be invalid or unenforceable, the remaining parts shall nevertheless continue to be valid and enforceable as though the unenforceable portions were absent.

(d)

The Executive acknowledges that a material breach of any of the provisions of Section 6 above or this Section 7 may result in continuing and irreparable damages to the Company for which there may be no adequate remedy at law and that the Company, in addition to all other relief available to it, shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Executive from committing or continuing to commit any material breach of the provisions of Section 6 above or this Section 7.  The Company’s obligations pursuant to the Plan and this Agreement shall cease as of the date of any material breach of any of the provisions of Section 6 above or this Section 7 by the Executive.  Furthermore, the Executive understands that her material breach of the provisions of Section 6 above or this Section 7 will cause monetary damages to the Company.  Thus, should the Executive materially breach the provisions of Section 6 above or this Section 7, she shall be required to pay the Company, as liquidated damages, the amount of the consideration paid by the Company to the Executive pursuant to the Plan and this Agreement plus all costs and expenses, including all attorneys' fees and expenses, that the Company incurs in enforcing Section 6 above or this Section 7.  The Executive agrees that the foregoing amount of liquidated damages is reasonable and necessary, and does not constitute a penalty.  The foregoing shall not preclude the Company from bringing an action in any court to recover actual monetary damages it incurs in excess of the liquidated damages to which it is otherwise entitled, nor shall it preclude the Executive from asserting in any proceeding, or from bringing an action to establish, that Section 6 above or this Section 7 has not been violated.

8.

Impact on Forfeiture Provisions.

No action by Executive permitted under this Agreement, including without limitation any actions that will not cause a violation of the provisions of Section 6 and 7 hereunder, whenever such action occurs, will cause a forfeiture of any outstanding or previously exercised stock option, or of any benefits payable under any plan or arrangement of the Company or any of its subsidiaries or affiliates.  In addition, after the expiration of the Benefits Period the Executive shall be entitled to engage in the activities described in clauses (i) and (ii) of Section 7(a) above and, subject to a right of first refusal in favor of the Company, after the expiration of the Benefits Period the Executive shall also be entitled to write occasional articles on the subjects described in clause (iii) of Section 7(a) above which appear in Publications, including Competitive Publications, and such activities will not cause a forfeiture of any outstanding or previously exercised stock option, or of any benefit payable under any plan or arrangement of the Company or any of its affiliates.  Prior to submitting any such article described in clause (iii) of Section 7(a) above to any other Publication after the expiration of the Benefits Period, the Executive shall first deliver a copy to the Company (together with a good faith estimate of the amount of reimbursable out-of-pocket expenses incurred in connection with the writing of such article) and the Company shall have a period of seventy two (72) hours following such delivery to notify the Executive of its desire to publish the article.  If the Company notifies the Executive of its desire to publish the article within such period, it shall publish the article and the Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in connection with the writing of such article in accordance with the Company's customary practices.  If the Company notifies the Executive of its election not to publish the article or fails to respond to the submission of the article, in either case within such period, the Executive shall be entitled to publish the article in any other Publication, including a Competitive Publication.

9.

Release and Waiver of Claims Against the Company.

(a)

The Executive, on behalf of herself, her agents, heirs, successors, assigns, executors and administrators, in consideration for the payments and other consideration provided for under the Plan and this Agreement, hereby forever releases and discharges the Company and its successors, their affiliated entities, and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, successors and assigns from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever arising on or prior to the date of this Agreement, including but not limited to (i) any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, intentional infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Title VII of the Civil Rights Act of 1964, as amended, prohibiting discrimination based on race, color, religion, sex or national origin; the Family and Medical Leave Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; other federal, state and local laws, ordinances and regulations; and any unemployment or workers' compensation law, excepting only those obligations of the Company expressly recited in the Plan or this Agreement and any claims to benefits under the Company's employee and executive benefit plans, programs and agreements or the indemnification provisions of the Company's bylaws or the provisions of the Company's Directors and Officers liability insurance for matters relating to or arising out of the Executive's services to the Company, its subsidiaries, affiliates and investees as an employee and executive of the Company during the period of Executive's employment by the Company from April 1974 through February 28, 2006; (ii) any and all liability that was or may have been alleged against or imputed to the Company by the Executive or by anyone acting on her behalf; (iii) all claims for wages, monetary or equitable relief, employment or reemployment with the Company in any position, and any punitive, compensatory or liquidated damages; and (iv) all rights to and claims for attorneys' fees and costs except as otherwise provided herein or in the Plan. The foregoing release shall not apply to claims made by the Executive for the Company’s acts of non-compliance with the terms of the Plan or of this Agreement.

(b)

The Executive shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 9.  In the event there is presently pending any action, suit, claim, charge or proceeding within the scope of this Section 9, or if such a proceeding is commenced in the future, the Executive shall promptly withdraw it, with prejudice, to the extent she has the power to do so.  The Executive represents and warrants that she has not assigned any claim released herein, or authorized any other person to assert any claim on her behalf.

(c)

In the event any action, suit, claim, charge or proceeding within the scope of this Section 9 is brought by any government agency, putative class representative or other third party to vindicate any alleged rights of the Executive, (i) the Executive shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and (ii) all damages, inclusive of attorneys' fees, if any, required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Executive within ten (10) days of her receipt thereof.

(d)

Notwithstanding anything in this Agreement to the contrary, in the event of a material breach of this Section 9 by the Executive, the Company's obligations pursuant to the Plan and this Agreement shall cease as of the date of such breach.  Furthermore, the Executive understands that her material breach of the provisions of this Section 9 will cause monetary damages to the Company.  Thus, should the Executive materially breach the provisions of this Section 9, she shall be required to pay the Company, as liquidated damages, the amount of the consideration paid by the Company to the Executive pursuant to the Plan and this Agreement plus all costs and expenses, including all attorneys' fees and expenses, that the Company incurs in enforcing this Section 9.  The Executive agrees that the foregoing amount of liquidated damages is reasonable and necessary, and does not constitute a penalty.  The foregoing shall not preclude the Company from bringing an action an any court to recover actual monetary damages it incurs in excess of the liquidated damages to which it is otherwise entitled, nor shall it preclude the Executive from asserting in any proceeding, or from bringing an action to establish, that this Section 9 has not been violated.

10.

Release and Waiver of Claims Against the Executive.

The Company, on its own behalf, and on behalf of its various subsidiaries, affiliates, successors and assigns, hereby forever releases and discharges the Executive, together with her agents, heirs, successors, assigns, executors and administrators, from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities or demands of whatsoever kind of character which in any way relate to or arise out of the Company's employment of the Executive or the termination of such employment or otherwise, which the Company may now or hereafter have under any federal, state or local law, regulation or ordinance.  The release and waiver contained in this Section 10 of this Agreement shall not apply to any act of fraud or criminal conduct by the Executive of which the Company is not aware as of the date of this Agreement, nor to any act of non-compliance with the terms of the Plan or this Agreement by the Executive.

11.

No Admission of Wrongdoing.

The release of claims and waivers by the Company in Section 10 of this Agreement, and the payment by the Company of the amounts and other benefits set forth in the Plan and this Agreement, to which the Executive would not otherwise be entitled, are being given to the Executive in return for the Executive's agreements and covenants contained in this Agreement.  Nothing contained in this Agreement shall be construed as an admission of liability or wrongdoing by either the Executive or the Company.

12.

Further Obligations of the Executive.

The Executive agrees to take such steps as the Company may reasonably require to insure an orderly transition of the Executive's duties and responsibilities with the Company or its affiliates upon her termination.  Such steps may include, but shall not be limited to, the Company requiring the Executive to execute and deliver written resignations from such offices, directorships and other positions with the Company or its affiliates as the Company may require.

13.

Voluntary Execution of Agreement.

BY HER SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

(A)

I HAVE RECEIVED A COPY OF THIS AGREEMENT AND WAS OFFERED A PERIOD OF NOT LESS THAN FORTY-FIVE (45) DAYS TO REVIEW AND CONSIDER IT;

(B)

IF I SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF FORTY-FIVE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

(C)

I HAVE THE RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS AFTER I SIGN IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY’S VICE PRESIDENT/ HUMAN RESOURCES OR GENERAL COUNSEL, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER THE DAY ON WHICH I SIGNED THIS AGREEMENT;

(D)

THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

(E)

THIS AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C).  I AGREE NOT TO CHALLENGE ITS ENFORCEABILITY;

(F)

I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT;

(G)

NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT;

(H)

I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND ACCEPT FULL RESPONSIBILITY FOR IT; AND

(I)

I HAVE CAREFULLY READ THIS AGREEMENT INCLUDING THE RELEASE SET FORTH IN SECTION 9, ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS MAILED WITH THIS AGREEMENT, AND WARRANT AND REPRESENT THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

14.

Claims Procedure.

If the Executive believes that she has not been provided with benefits as and when due under this Agreement, then the Executive may pursue her remedies pursuant to the Claims Procedure as set forth in Section 13 of the Plan.

15.

Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received.  Any such notice, request, demand or communication shall be addressed:  (a) if to the Company, to the Company’s Vice President/Human Resources or General Counsel; (b) if to the Executive, to her last known home address on file with the Company; or (c) to such other address as the parties shall have furnished to one another in writing.

16.

Termination and Amendments; Miscellaneous.

(a)

The payments and other benefits provided by this Agreement are subject to, and the Company and the Executive agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the rights, obligations and benefits provided by this Agreement or the Plan without the Executive's written consent insofar as any such amendment may adversely affect the Executive's rights under this Agreement or the Plan.  This Agreement may only be terminated, or the provisions of this Agreement amended or waived, prior to the expiration of the Company's and the Executive's obligations under the Plan or this Agreement, by a writing signed by the Company and the Executive.

(b)

Except as otherwise provided in the Plan or this Agreement, the provisions of the Plan and this Agreement, and any payment or benefit provided for thereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

(c)

The Company may withhold from any amounts payable under the Plan or this Agreement (i) such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation and (ii) such amounts, if any, as the Executive owes the Company.

(d)

The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under the Plan or this Agreement.  In the event that any term, provision or release of claims or rights contained in this Agreement is found or determined to be illegal or otherwise invalid and unenforceable, whether in whole or in part, such invalidity shall not affect the enforceability of the remaining terms, provisions and releases of claims or rights.

(e)

All payments to be made hereunder shall be paid from the Company's general funds and no special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such amounts.  Nothing contained in the Plan or this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the

Company and any eligible executive or any other person with respect to amounts to be paid hereunder.

(f)

This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes all prior and contemporaneous oral and written discussions, agreements and understandings of any kind or nature with respect to such subject matter.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

(g)

Any reference within this Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

(h)

 The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(i)

This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to conflict of laws provision thereof that would apply the law of any other jurisdiction.

(j)

This Agreement may be executed in one or more counterparts, all of which shall have the same force and effect as if all parties thereto had executed a single copy.

IN WITNESS WHEREOF, the Company and the Executive have acknowledged and executed this Agreement effective as of the seventh day following the date first set forth above, unless revoked prior to such seventh day by the Executive in the manner set forth in Section 13 above.

DOW JONES & COMPANY, INC.

/s/ Karen House	By:	/s/ James A. Scaduto
Karen Elliott House	Name:	James A. Scaduto
	Title	Vice President, Human Resources

EXHIBIT "A"

COPY OF
DOW JONES & COMPANY, INC.
SEPARATION PLAN FOR SENIOR MANAGEMENT

DOW JONES & COMPANY, INC.

SEPARATION PLAN FOR SENIOR MANAGEMENT

1.  Purpose of the Plan:  This Separation Plan for Senior Management provides benefits to eligible executives in the event that their employment with the Company is to be terminated under a variety of circumstances.  The purpose of the Plan is to assure eligible executives that they will be dealt with fairly in such circumstances in order to encourage such executives to remain in the employ of the Company and to devote their full attention and energies to its best interests.  This Plan was approved by the Board of Directors of the Company on September 16, 1998, effective as of that date.

2.  Notice of Intent to Terminate:  If the Company intends to terminate the employment of any employee in salary grades 1 through 9 (an “eligible executive”) for any reason other than for cause (as hereinafter defined), or if an eligible executive intends to terminate his or her employment with the Company because of constructive termination (as hereinafter defined), then the Company or such eligible executive, as the case may be, shall deliver to the other a written notice to that effect (a “notice of intent”).

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            3.  Definition of “Cause”:  An eligible executive shall be deemed to be terminated for “cause” if he or she is to be terminated because he or she (i) has been convicted of, or has pleaded guilty to, a felony, (ii) is abusing alcohol or narcotics, (iii)  has committed an act of fraud, material dishonesty or gross misconduct in connection with the Company’s business (including, without limitation, an act that constitutes a material violation of the Company’s Code of Conduct), or (iv)  has willfully and repeatedly refused to perform his or her duties after reasonable demand for such performance has been made by the Company.

           4.  Definition of “Constructive Termination”:  An eligible executive may deliver a notice of intent to terminate because of “constructive termination” if, without his or her prior consent,  (i) such executive’s position or duties are substantially reduced,  (ii) such executive’s base salary, target bonus opportunity or incentive compensation opportunity is materially reduced, (iii) other employee benefits afforded to such executive are materially reduced, (iv) such executive’s salary grade is reduced below grade 9 in the case of executives in salary grades 5 through 9, or below grade 4 in the case of executives in salary grades 1 through 4, or (v) this Plan is terminated or amended in any material respect.

Notwithstanding the foregoing, no reduction in base salary, target bonus opportunity or incentive compensation opportunity, or other employee benefits, shall be deemed to constitute constructive termination if such reduction is made in conjunction with similar reductions generally applicable to all eligible executives.  In addition, no change in salary grade level shall be deemed to constitute constructive termination if, concurrently with such reduction (and any subsequent reduction), the Company agrees to continue to extend the benefits of this Plan to such executive at the same level and on the same terms as applied to such executive prior to such reduction in salary grade.  A notice of intent to terminate because of constructive termination must be given by the executive in question within six (6) months after the occurrence of the event giving rise to the right to give such notice of intent.

                         5.  Exclusive Separation Plan for Eligible Executives;  Change in Control:  This Plan is intended as the exclusive separation plan for eligible executives whose service with the Company is to be terminated as described in Section 2 and who execute and deliver the non-competition agreement, waivers and releases described in Section 6.  Accordingly, such executives shall not be entitled to any benefits under the Company’s Severance Pay Plan or any other similar severance or separation plan or arrangement.

                        This Plan is not intended to apply in the case of terminations of employment by eligible executives because of death, disability, or voluntary retirement or resignation, except as provided in the case of the death or disability of an executive during the period he or she is receiving payments pursuant to Section 8, and except as provided in the case of “constructive termination.”  In addition, this Plan is not intended to apply in the case of terminations that result from, or occur in connection with, a change in control of the Company, it being the intent of the Company to provide separation benefits to eligible executives in the case of a change in control of the Company that are superior to those set forth in this Plan.  A “change in control” will be deemed to have occurred at such time as there is a transfer of the power to elect a majority of the Company’s Board of Directors from the persons and entities who constituted the Company’s “parent” on September 16, 1998 to persons or entities unaffiliated with such parent, or at such other time as such parent ceases to be the Company’s parent.

6.  Non-Competition Agreement; Waivers and Releases:  As promptly as possible, the executive in question and the Company shall execute and deliver (a) an agreement pursuant to which such executive agrees not to compete with the Company for the 18 or 24 month period during which such executive is receiving payments pursuant to Section 8, and (b) customary mutual waivers and releases.  Such agreement, waivers and releases shall be in such form as the Company may reasonably specify; may require the executive to take such steps as the Company may reasonably require to insure an orderly transition of  the executive’s duties (including the execution and delivery by the executive of written resignations from such offices, directorships and other positions as the Company may require); and shall provide that the Company may cease payments under Section 8 in the event of any material breach by the executive of the confidentiality or non-competition covenants contained in such agreement.

             7.  Payment of Salary and Bonus for the Period prior to delivery of a Notice of Intent:  The Company shall pay the affected executive’s base salary in accordance with the Company’s normal payroll practices through the end of the month during which a notice of intent is delivered hereunder.  In addition, the Company shall pay the executive promptly after the end of the year in which such notice of intent is delivered a pro rata portion of the annual bonus that the executive would have received had he or she continued to perform duties for the entire year, pro rated through the end of the month in which a notice of intent is delivered hereunder.

8.  Payment of Salary and Target Bonus during the Period following delivery of a Notice of Intent:   Provided that the affected executive has executed and delivered the non-competition agreement, waivers and releases described in Section 6, the Company shall continue to pay the executive his or her regular salary in accordance with the Company’s normal payroll practices commencing with the regular salary payment next following the month in which a notice of intent is delivered and continuing (a) through the 24th month following such month if the executive is in salary grade 1, 2, 3 or 4, or (b) through the 18th month following such month if the executive is in salary grade 5, 6, 7, 8 or 9.  In addition, the Company will pay the executive monthly during such 18 or 24 month period, as the case may be, an amount equal to one-twelfth of the amount of his or her annual “target” bonus that was in effect for the year in which the notice of intent was delivered.  If an executive becomes disabled or dies during the period he or she is receiving payments hereunder, such payments will continue to be made thereafter for the balance of the 18 or 24 month period, as the case may be, to such executive (in the case of disability) or such executive’s estate or designated beneficiary (in the case of death).

For the avoidance of doubt, it is the purpose of this Plan to provide that each eligible executive who is the subject of a notice of intent hereunder, and who executes and delivers the non-competition agreement, waivers and releases called for hereby, will receive continued payment of his or her base salary and target bonus for 24 months (in the case of executives in salary grades 1 through 4) and 18 months (in the case of executives in salary grades 5 through 9) following the month in which such notice of intent was delivered.

9.  Continuation of Certain Employee Benefits:  During the period that an executive is receiving payments of salary and target bonus pursuant to Section 8, such executive shall continue as an employee of the Company for purposes of, and shall continue to participate in, the following employee benefit plans and programs (including any successors to such plans and programs):  the profit-sharing retirement and supplementary benefit plans;  the health and dental care plans; and the executive death and group life, disability and accident  insurance plans, provided that coverage under any health, dental or other insurance plan will cease if the executive becomes covered by another such plan.  Coverage for the executive in question under the executive death and group life and disability insurance plans will be maintained at the levels in effect for such executive immediately prior to the delivery of the notice of intent.  The Company’s contributions on behalf of the executive to the profit-sharing retirement and supplementary benefit plans, and any successors thereto, will be based upon the amounts paid to such executive for the periods in question pursuant to Sections 7 and 8.

            10. Stock Options; Contingent Stock Rights:  (a) Stock Options.  Except as otherwise provided in the case of executives who qualify for retirement as provided in Section 12:

 (i)  vested stock options held by an executive who is the subject of a notice of intent hereunder shall remain exercisable in accordance with their terms until the earlier of (x) the expiration of the option and (y) the last day (the “termination date”) of the month during which the final payment of salary and target bonus under Section 8 is due and payable;

(ii)  unvested stock options held by such an executive shall continue to vest, and once vested shall be exercisable, in accordance with their terms until the termination date; and

(iii)  all vested and unvested stock options held by such an executive will terminate on the termination date.

(b)  Contingent Stock Rights.   An executive who is the subject of a notice of intent hereunder shall receive a pro rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Long Term Incentive Plan (or any predecessor or successor thereto) equal to (i) the maximum number of shares of common stock covered by such grant, multiplied by (ii) a fraction the numerator of which is the aggregate number of shares granted as final awards to all participants under the Long

Term Incentive Plan (excluding the executive in question) with respect to the performance period covered by such grant, and the denominator of which is the aggregate of the maximum number of shares covered by all grants held by all such participants (excluding such executive) with respect to such performance period, multiplied further by (iii) a fraction the numerator of which is the number of months from the commencement of the performance period in question through and including the termination date as defined in Section 10(a), and the denominator of which is the total number of months in such performance period.   Such final award shall be paid to the executive in accordance with the Long Term Incentive Plan after the end of the performance period in question at the same time as final awards are delivered to the other participants in the Long Term Incentive Plan.

(c)  No further awards.  An executive who is the subject of a notice of intent hereunder shall not be eligible thereafter to receive new stock option grants or new contingent stock rights awards under the Long Term Incentive Plan or otherwise.

                             11.  Financial Counseling and Outplacement Services:   An executive who is the subject of a notice of intent hereunder shall be entitled to receive financial counseling services during the first 12 months that he or she is receiving payments pursuant to Section 8; the cost of such services shall be paid by the Company up to such reasonable amount as the Company may specify.  In addition, such an executive shall be entitled to receive outplacement services at a level commensurate with the executive’s position; the cost of such services shall be paid by the Company up to an amount equal to

20% of such executive’s annual base salary in effect on the date the notice intent is delivered.

                               12.  Termination of Employment;  Retiree Status:  An executive who is the subject of a notice of intent hereunder shall cease to be an employee of the Company on the termination date as defined in Section 10(a).  If such executive is 55 years of age or older on such date, and if he or she has accumulated 10 or more years of service with Dow Jones as of such date (including in computing such years of service the 18 or 24 months, as the case may be, that the executive received payments under Section 8),  then such executive’s employment shall be deemed to have been terminated on the termination date because of retirement, and such executive shall thereupon be deemed to be a retiree for purposes of  the Company’s profit sharing and other retirement plans; health, life, executive death and disability insurance plans; stock option, deferred compensation and supplementary benefit plans; any predecessors or successors to such plans; and all other plans and programs then or thereafter in effect for the Company’s retirees and for which such executive qualifies.

Without limiting the generality of the foregoing:

(a)  Such executive shall participate as a retiree in the retiree health plan, and the 18 or 24 months, as the case may be, that the executive received payments under Section 8  shall be credited to such executive’s years of service for purposes of determining his or her benefit levels under such plan.

(b)  All vested stock options held by such executive shall continue to be exercisable in accordance with their terms until the expiration dates set forth in the respective stock option agreements.  In addition, all unvested stock options held by such executive shall continue to vest and, once vested, shall similarly be exercisable in accordance with their terms until the expiration dates set forth in the respective stock option agreements.

                          13.  Claims Procedure: Benefits will be provided as specified in this Plan to each eligible executive who is the subject of a notice of intent hereunder.  If such an executive believes that he or she has not been provided with benefits as and when due under this Plan, then such executive may pursue his or her remedies under the claims and appeals procedures set forth in the summary plan description applicable to the Company’s health and life insurance plans (which claims and appeals procedures are hereby incorporated herein by reference); provided, however, that requests for reconsideration under this Plan must be filed with the Company’s Vice President/Employee Relations or General Counsel, or such other officer as the Company’s Board of Directors may designate, as the executive may elect, within sixty (60) days after the date that he or she should have received such benefits.

14.  Termination and Amendments; Miscellaneous:  (a)  This Plan may be terminated or amended by the Board of Directors of the Company at any time or from time to time, provided that no such termination or amendment shall terminate, amend or other- wise affect the obligations of the Company hereunder to any executive as to whom a notice of intent has theretofore been delivered, or to any executive who elects to deliver a notice of intent (as provided in Section 4) because of such termination or amendment of this Plan; it being the intent of the Company that this Plan will remain in full force and effect with respect to, and for the benefit of, such executives notwithstanding its termination or amendment.

            (b)  Except as otherwise provided herein, the provisions of this Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish an executive’s existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

      (c)  The Company may withhold from any amounts payable under this Plan (i) such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation and (ii) such amounts, if any, as such executive owes the Company.

      (d)  The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under this Plan.

                                   (e) All payments to be made hereunder shall be paid from the Company’s general funds and no special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such amounts.  Nothing contained in this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible executive or any other person with respect to amounts to be paid hereunder.

                                   (f)  If the Company determines that it is impossible or impractical to provide benefits hereunder pursuant to plans or programs maintained for its employees or executives generally, the Company shall provide substantially equivalent benefits to affected executives through other means.  For example, if for any reason the Company determines that it is impossible or impractical to make contributions on behalf of eligible executives to any tax qualified contributory retirement plan, the Company will credit the amount it would otherwise have contributed to such plan to a deferred compensation or similar account for the benefit of such executive.  Similarly, if for any reason the Company determines that it is impossible or impractical to provide life, health or other insurance coverage to an executive under existing employee, executive or other group plans, the Company will purchase or otherwise provide such coverage separately for any affected executive.  If any such arrangement results in the recognition of taxable income by an executive, the Company will reimburse such executive for all taxes paid on such income and for all taxes paid on all reimbursements of taxes hereunder.